UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 29, 2017)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into A Material Definitive Agreement.

On June 29, 2017, we entered into a Sixth Amendment to the Unrestricted and Open Line of Credit (“Amendment”), with Esenjay Investments LLC, our major stockholder and principal credit line holder (“Esenjay”), pursuant to which we agreed to amend certain terms of the Unrestricted and Open Line of Credit dated September 24, 2012, as amended by that certain First Amendment to the Unrestricted and Open Line of Credit dated October 16, 2013, as amended by that certain Second Amendment to the Unrestricted and Open Line of Credit dated December 29, 2015, as amended by that certain Third Amendment to the Unrestricted and Open Line of Credit dated March 29, 2016, as amended by a certain Fourth Amendment to the Unrestricted and Open Line of Credit dated July 27, 2016, and as further amended by a certain Fifth Amendment to the Unrestricted and Open Line of Credit dated April 11, 2017 (as amended, the “Agreement”). Under the Amendment, the Agreement was modified and amended to (i) increase the maximum principal amount of the loan provided under the Agreement (the “2012 Loan”) from $5,000,000 to $10,000,000; and (ii) extend the maturity date of the 2012 Loan from January 31, 2018 to January 31, 2019. As of June 29, 2017, Esenjay has advanced us an aggregate of $5,185,000 under the Agreement.

Michael Johnson, our director, is a director and shareholder of Esenjay as further described in our Form 10-K for the fiscal year ended June 30, 2016.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, a copy of which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to the Unrestricted and Open Line of Credit*

__________________

*filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc., A Nevada Corporation

Dated: June 29, 2017	/s/ Ron Dutt
Ron Dutt, Chief Executive Officer and Interim Chief Financial Officer